AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST NBC BANK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Louisiana	14-1985604
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

210 Baronne Street

New Orleans, Louisiana 70112

(Address of principal executive officers and zip code)

FIRST NBC BANK HOLDING COMPANY STOCK INCENTIVE PLAN

(Full title of the plan)

Ashton J. Ryan, Jr.

President and Chief Executive Officer

First NBC Bank Holding Company

210 Baronne Street

New Orleans, Louisiana 70112

(504) 566-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non–accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $1.00 per share	1,318,000	$24.44	$32,211,920	$4,393.71

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the above-named plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the registrant’s common stock on the Nasdaq Stock Market on May 22, 2013, a date that is within five business days prior to filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or delivered to participants in the First NBC Bank Holding Company Stock Incentive Plan, as amended, as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by First NBC Bank Holding Company (the “Registrant”) with the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) the Registrant’s prospectus filed on May 10, 2013 pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1, as amended (File No. 333-187787), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35915) filed on May 7, 2013 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 83 of the Louisiana Business Corporation Law (“LBCL”) provides that a Louisiana corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include attorney fees, judgments, fines, amounts paid in settlement and other expenses actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Certain additional limitations apply with respect to indemnification related to actions advanced by or in the right of the corporation. Where a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against expenses actually and reasonably incurred in connection with such matter. Section 83 permits a corporation to pay expenses incurred by the indemnified party in defending an action, suit or proceeding in advance of the final disposition if approved by the board of directors and accompanied by an undertaking by the indemnified party to repay such amounts if it is later determined that he is not entitled to indemnification. Section 83 also authorizes Louisiana corporations to buy liability insurance on behalf of any current or former director, officer, agent or employee. The indemnification and expense advancement provisions contained in Section 83 are not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, shareholder or director authorization or otherwise.

In addition to the indemnification provided by the LBCL, Article VI of the Registrant’s articles of incorporation provides that it will indemnify its directors and officers from and against any and all expenses, liabilities or other matters covered by Section 83 of the LBCL, both as to action in an official capacity and in another capacity while holding office. The articles of incorporation provide for mandatory advancement of expenses of directors and officers, so long as the Registrant receives (i) a written affirmation from the director or officer of his good faith belief that he has satisfied the standard of conduct necessary for indemnification under the LBCL and (ii) an undertaking by or on behalf of the director or officer to repay all amounts advanced if it is later determined that he is not entitled to indemnification. Under its articles of incorporation, the Registrant is not obligated to reimburse the amount of any settlement involving a director or officer unless it has agreed to the settlement. If any director or officer refuses to enter into a settlement that is reasonably satisfactory to the Registrant, then the Registrant’s indemnification obligation will be limited to the total amount of the proposed settlement and the expenses incurred by such person prior to the time that the settlement could reasonably have been effected. The articles of incorporation permit, but do not require, the Registrant to grant rights to indemnification and advancement of expenses to any of its employees or agents, or those of any of its subsidiaries, to the fullest extent of the LBCL. The articles of incorporation do not limit the Registrant’s ability to provide for additional rights to indemnification or advancement of expenses through its bylaws, a resolution of shareholders or directors, an agreement or otherwise, as long as those rights are consistent with the LBCL.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, the Registrant’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

NUMBER	DESCRIPTION

4.1	Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the registration statement on Form S-1, filed April 30, 2013 (SEC File No. 333-187787)

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the registration statement on Form S-1, filed April 30, 2013 (SEC File No. 333-187787)

4.3	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s registration statement on Form S-1, filed April 30, 2013 (SEC File No. 333-187787)

5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP

23.1	Consent of Fenimore, Kay, Harrison & Ford, LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (see page II-4 to this registration statement on From S-1)

99.1	First NBC Bank Holding Company Stock Incentive Plan (“2006 Plan”), incorporated by reference to Exhibit 10.1 of the Registrant’s registration statement on Form S-1, filed April 8, 2013 (SEC File No. 333-187787)

99.2	Amendment No. 1 to 2006 Plan, incorporated by reference to Exhibit 10.2 of the Registrant’s registration statement on Form S-1, filed April 8, 2013 (SEC File No. 333-187787)

99.3	Addendum (Directors’ Shares) to 2006 Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s registration statement on Form S-1, filed April 8, 2013 (SEC File No. 333-187787)

99.4	2012 Amendment to 2006 Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s registration statement on Form S-1, filed April 8, 2013 (SEC File No. 333-187787)

99.5	2013 Amendment to 2006 Plan

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Orleans, Louisiana on the 23rd day of May, 2013.

FIRST NBC BANK HOLDING COMPANY

By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr.
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ashton J. Ryan, Jr. as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 23, 2013.

Signature		Title

By:	/s/ Ashton J. Ryan, Jr. Ashton J. Ryan, Jr.	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)

By:	/s/ Mary Beth Verdigets Mary Beth Verdigets	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

By	/s/ William Carrouche William Carrouche	Director

By:	/s/ John F. French John F. French	Director

Signature		Title

By:	/s/ Leander J. Foley, III Leander J. Foley, III	Director

By:	/s/ Leon L. Giorgio, Jr. Leon L. Giorgio, Jr.	Director

By:	/s/ Shivan Govindan Shivan Govindan	Director

By	/s/ L. Blake Jones L. Blake Jones	Director

By:	/s/ Louis V. Lauricella Louis V. Lauricella	Director

By:	/s/ Mark G. Merlo Mark G. Merlo	Director

By:	/s/ Dr. Charles C. Teamer Dr. Charles C. Teamer	Director

By:	/s/ Joseph F. Toomy Joseph F. Toomy	Director

EXHIBIT INDEX

NUMBER	DESCRIPTION

4.1	Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the registration statement on Form S-1, filed April 30, 2013 (SEC File No. 333-187787)

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the registration statement on Form S-1, filed April 30, 2013 (SEC File No. 333-187787)

4.3	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s registration statement on Form S-1, filed April 30, 2013 (SEC File No. 333-187787)

5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP

23.1	Consent of Fenimore, Kay, Harrison & Ford, LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (see page II-4 to this registration statement on From S-1)

99.1	First NBC Bank Holding Company Stock Incentive Plan (“2006 Plan”), incorporated by reference to Exhibit 10.1 of the Registrant’s registration statement on Form S-1, filed April 8, 2013 (SEC File No. 333-187787)

99.2	Amendment No. 1 to 2006 Plan, incorporated by reference to Exhibit 10.2 of the Registrant’s registration statement on Form S-1, filed April 8, 2013 (SEC File No. 333-187787)

99.3	Addendum (Directors’ Shares) to 2006 Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s registration statement on Form S-1, filed April 8, 2013 (SEC File No. 333-187787)

99.4	2012 Amendment to 2006 Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s registration statement on Form S-1, filed April 8, 2013 (SEC File No. 333-187787)

99.5	2013 Amendment to 2006 Plan